                                                                  Exhibit (b)(2)

                            CDC Nvest Funds Trust III
                            Section 906 Certification

     In connection with the report on Form N-CSR for the period ended December 31, 2003 for the Registrant (the "Report"), the undersigned each hereby certifies to the best of his knowledge, pursuant to section 906 of the Sarbanes-Oxely Act of 2002, that:

     1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as applicable; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:                                                By:
President & Chief Executive Officer                Treasurer
CDC Nvest Funds Trust III                          CDC Nvest Funds Trust III
-----------------------------------                -----------------------------

/s/JOHN T. HAILER                                  /s/NICHOLAS H. PALMERINO
-----------------                                  ------------------------
John T. Hailer                                     Nicholas H. Palmerino

Date:  February 25, 2004                           Date:  February 25, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the CDC Nvest Funds Trust III and will be retained by the CDC Nvest Funds Trust III and furnished to the Securities and Exchange Commission or its staff upon request.